For the Holders of

Class A Common Stock

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

for

Offer to Purchase for Cash by Hewitt Associates, Inc.

up to 8,000,000 Shares of its

Class A, Class B and Class C Common Stock

at a Purchase Price Not Greater Than $31.50

Nor Less Than $29.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 11, 2005 UNLESS HEWITT EXTENDS THE TENDER OFFER.

As set forth in Section 3 of the offer to purchase, dated February 11, 2005, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the tender offer (as defined herein) if:

(a) your class A share certificates are not immediately available or you cannot deliver certificates representing shares of class A common stock, par value $0.01 per share of Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), prior to the “expiration date” (as defined in Section 1 of the offer to purchase); or

(b) the procedure for book-entry transfer cannot be completed before the expiration date; or

(c) time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the expiration date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.

The depositary for the tender offer is:

EQUISERVE TRUST COMPANY

Facsimile: (718) 380-3388

Confirm by Telephone:

(718) 843-1833 ext. 200

By First Class Mail: P.O. Box 859208 Braintree, MA 02185-9208	By Express Mail or Overnight Courier: 161 Bay State Drive Braintree, MA 02184	By Hand: 17 Battery Park Place 11th Floor New York, NY 10004

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery.

Deliveries to Hewitt, to the dealer manager of the tender offer, or to the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Hewitt the number of class A shares indicated below, at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, which together (and as each may be amended or supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase.

Number of Class A Shares Being Tendered Hereby:                      Class A Shares

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY CLASS A SHARES.

CLASS A SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER

OFFER

(See Instruction 5 of the letter of transmittal)

☐	The undersigned wants to maximize the chance of having Hewitt purchase all class A shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders class A shares and is willing to accept the purchase price determined by Hewitt pursuant to the terms of the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $29.00.

– OR –

CLASS A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders class A shares at the price checked. This action could result in none of the class A shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender class A shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Class A Shares Are Being Tendered

☐ $29.00	☐ $30.00	☐ $31.00
☐ $29.25	☐ $30.25	☐ $31.25
☐ $29.50	☐ $30.50	☐ $31.50
☐ $29.75	☐ $30.75

You WILL NOT have validly tendered your class A shares

unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS (See Instruction 6 of the letter of transmittal)

To be completed only if class A shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 class A shares.

On the date hereof, the undersigned either (check ONE box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 class A shares and is tendering all of those shares; or

☐        is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, class A shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 class A shares and is tendering all of such shares.

In addition, the undersigned is tendering class A shares (check ONE box):

☐        at the Purchase Price, which will be determined by Hewitt in accordance with the terms of the tender offer (persons checking this box should check the first box on page 2 of this notice of guaranteed delivery, under the heading “Class A Shares Tendered at Purchase Price Pursuant to the Tender Offer”); or

☐ at the price per share indicated under the heading, “Class A Shares Tendered at Price Determined by Stockholder” on page 2 of this notice of guaranteed delivery.

CONDITIONAL TENDER (See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition such stockholder’s tender of any class A shares upon Hewitt purchasing a specified minimum number of the class A shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless Hewitt purchases at least the minimum number of class A shares you indicate below pursuant to the terms of the tender offer, Hewitt will not purchase any of the class A shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of class A shares that Hewitt must purchase if Hewitt purchases any class A shares from you, Hewitt will deem your tender unconditional.

☐ The minimum number of class A shares that Hewitt must purchase from me if Hewitt purchases any class A shares from me, is: class A shares.

If, because of proration, Hewitt will not purchase the minimum number of class A shares that you designate, Hewitt may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her class A shares. To certify that you are tendering all of the class A shares you own, check the box below.

☐ The tendered shares represent all class A shares held by the undersigned.

STOCKHOLDERS COMPLETE AND SIGN BELOW

Certificate No.(s) (if available):	Signature(s) of Stockholder(s):

Date:

Date:

Date:

Name(s) of Stockholders:	Area Code & Phone No.:	Address(es) of Stockholders:

If shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:	Account No:

GUARANTEE (Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”) guarantees the delivery of the class A shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the class A shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:	Name of Firm:
Authorized Signature:	Authorized Signature:
Name:	Name:
Title:	Title:
Address:	Address:
Zip Code:	Zip Code:
Area Code and Telephone Number:	Area Code and Telephone Number:
Dated: , 2005	Dated: , 2005

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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